Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement of FortuNet, Inc. on Form S-8 (File No. 333-132924) of our report dated March 20, 2007, related to the consolidated financial statements included in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Schechter, Dokken, Kanter Andrews & Selcer Ltd
Minneapolis, Minnesota
March 20, 2007